EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-59290 of the Frontier Oil Corporation on Form S-8 of our report dated June 25, 2003, appearing in this Annual Report on Form 11-K of Frontier Retirement Savings Plan for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
June 25, 2003